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EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8/S-3 (No. 333-36227) of J.D. Edwards & Company of our report dated November 30, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Broomfield, Colorado

January 10, 2001